United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 14, 2019

Date of Report (Date of earliest event reported)

GLASSBRIDGE ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

510 Madison Avenue, 9th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 825-0400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material definitive Agreement

On November 15, 2019, the registrant, GlassBridge Enterprises, Inc. (the “Company”), and Clinton Special Opportunities Fund LLC (“CSO”) entered into a Credit Facility Letter Agreement (the “Letter Agreement”) pursuant to which the Company extended to CSO a one-year revolving credit facility in the aggregate principal amount up to $1,000,000. The loan is evidenced by a grid note bearing interest at a 10% annual rate, which matures November 15, 2020 (the “Note”).

CSO’s obligations under the Letter Agreement and the Note are secured by security interests in all of CSO’s assets, including all of CSO’s Company common stock, and guaranteed by George Hall. George Hall, CSO’s sole member, is the beneficial owner of 7,328 shares, or 29.11%, of the Company’s common stock.

Sport-BLX, Inc. (“Sport-BLX”) borrowed $500,000 from the Company on November 14, 2019. Certain directors and executive officers of Sport-BLX are also directors or executive officers of the Company, and George Hall is Sport-BLX’s principal executive officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2019

GLASSBRIDGE ENTERPRISES, INC.

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	Chief Executive Officer

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